New Age Alpha Funds Trust Form N-14

Exhibit 99.14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-14 of NAA Large Cap Value Fund, a series of New Age Alpha Funds Trust, under the heading “Fund Service Providers” in the Combined Proxy Statement/Prospectus.

COHEN & COMPANY, LTD.

Cleveland, Ohio

July 19, 2024